                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


--------------------------------------------------------------------------------

                              Cerprobe Corporation
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CERPROBE LOGO]

                              CERPROBE CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 17, 2000
                            ------------------------
TO THE STOCKHOLDERS:

     You are cordially invited to attend the annual meeting (the "Annual Meeting") of the stockholders of Cerprobe Corporation, a Delaware corporation (the "Company" or "Cerprobe"), to be held on August 17, 2000, at 10:00 a.m. local time at the Mesa Hilton, in room Kiva C, 1011 West Holmes Avenue, Mesa, Arizona 85210, for the following purposes:

     1. To elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares of Common Stock that may be issued pursuant to the 1995 Plan from 1,400,000 to 2,000,000.

     3. To act upon such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on July 10, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting.

     The enclosed Proxy Statement contains additional information pertaining to the matters to be considered at the meeting. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999, also accompanies this Notice.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy.

                                          By order of the Board of Directors,

                                          RANDAL L. BUNESS
                                          Secretary
Gilbert, Arizona
Dated: July 5, 2000

[CERPROBE LOGO]

                              CERPROBE CORPORATION
                          1150 NORTH FIESTA BOULEVARD
                          GILBERT, ARIZONA 85233-2237
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 17, 2000

                                PROXY STATEMENT
                            ------------------------

                            VOTING AND OTHER MATTERS

GENERAL

     This Proxy Statement is submitted in support of a proxy solicitation by the Board of Directors of Cerprobe Corporation, a Delaware corporation (the "Company" or "Cerprobe"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 17, 2000 at 10:00 a.m. local time at the Mesa Hilton, Kachina Room, 1011 West Holmes Avenue, Mesa, Arizona 85210.

     These proxy solicitation materials were mailed on or about July 13, 2000 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on July 10, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On the Record Date, there were 9,888,226 shares issued with 9,443,834 shares outstanding of the Company's common stock, $.05 par value per share (the "Common Stock").

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Secretary of the Company, at the Company's offices at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233-2237, written notification of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING SOLICITATION

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on any matter coming before the Annual Meeting, except in the case of the election of directors as described below.

     For the election of directors, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder. Each stockholder may distribute votes among as many candidates for director in such proportions as he or she sees fit. The five candidates receiving the highest number of votes will be elected. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amendment to the Company's 1995 Stock Option Plan (the "1995 Plan").

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting and will determine if a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote on that matter.

     The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. If a stockholder specifies how the proxy is to be voted on any of the business to come before the Annual Meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted:

     - for the election of the nominees for directors as proposed herein (and the proxy holders may exercise their discretion in distributing cumulative votes among the nominees);

     - for approval of the amendment to the Company's 1995 Stock Option Plan;
       and

     - in the best judgement of the proxy holders, as to any other matters which may properly come before the meeting.

     The solicitation of proxies is made on behalf of the Company and all proxy solicitation expenses will be borne by the Company. Some of the officers, directors, and employees of the Company may also solicit proxies on behalf of management by telephone, telegraph, and personal interview, without additional compensation. Any costs thereof will be borne by the Company. The Company will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Common Stock.

ANNUAL REPORT

     A copy of the 1999 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of the proxy soliciting materials.

FORM 10-K

     Upon request, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the SEC. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Second Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Presently, the number of directors is fixed at five. Unless otherwise instructed, proxies will be voted in favor of ROSS J. MANGANO, C. ZANE CLOSE, WILLIAM A. FRESH, KENNETH W. MILLER, AND DONALD F. WALTER, all of whom currently are directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such substitute nominees as may be selected by the current Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified or until his earlier resignation or removal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED HEREIN.

     The following table sets forth certain information regarding the nominees for directors of the Company.

NAME                                        AGE    POSITION(S) WITH CERPROBE
----                                        ---    -------------------------
Ross J. Mangano(1)(2).....................  54     Chairman of the Board of Directors
C. Zane Close.............................  50     President, Chief Executive Officer, and
                                                   Director
William A. Fresh(2).......................  71     Director
Kenneth W. Miller(1)......................  68     Director
Donald F. Walter(1)(2)....................  68     Director

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Ross J. Mangano has served as the Chairman of the Board of Directors of Cerprobe since February 1993 and as a director of the Company since February 1988. Mr. Mangano has served as the President of Oliver Estate, Inc., an investment management company, since 1996. Prior to that time, Mr. Mangano served in various management positions with Oliver Estate, Inc., since 1971. Mr. Mangano also is an investment analyst for Oliver Estate, Inc. Since July 1998, Mr. Mangano has served on the Board of Directors of U.S. RealTel, Inc., a public corporation owning access rights on properties around the world and has served as director of U.S. RealTel Argentina since 1999 as well. Mr. Mangano has served on the Board of Directors of BioSante Pharmaceuticals, Inc., a public company, since July 1999 and Orchard Software Corporation, a privately held company, which develops software for the medical industry, since August 1998. From August 1997 to 1999, Mr. Mangano served on the Board of Directors of Blue Chip Casino, a privately held casino. From December 1993 to 1996, Mr. Mangano served on the Board of Directors of Cole Taylor Financial Group, a publicly held bank holding company.

     C. Zane Close has served as President and Chief Executive Officer and as a director of Cerprobe since July 1990. From September 1989 to July 1990, Mr. Close served as Vice President and General Manager of Probe Technology Corporation ("Probe Technology"), a manufacturer of probing devices for testing integrated circuits. Mr. Close served as Vice President of Operations of Probe Technology from February 1985 to September 1989. Prior to joining Probe Technology, Mr. Close held various financial and management positions at California Devices, NKB Corporation, and National Semiconductor Corporation.

     William A. Fresh has served as a director of Cerprobe since April 1995. Mr. Fresh co-founded Fresh Test Technology Corporation ("Fresh Test"), a designer and manufacturer of probe and interface test technology for the semiconductor industry, which was acquired by the Company in April 1995. He served as Chairman of the Board and Chief Executive Officer of Fresh Test from January 1986 through March 1995. Mr. Fresh also has served as the Chairman of the Board and Chief Executive Officer of Magellan Technology, a public holding company; and Orem Tek Development Corp., a real estate development company, since May 1990 and May 1991, respectively. Mr. Fresh has served as Chairman of the Board and as senior consultant to Brow Z.com since August 1998. From April 1996 to July 1998, Mr. Fresh served on the Board of Directors of Sento Technical Innovation Corporation, a publicly held software company. Mr. Fresh served as Chairman of the Board and Chief Executive Officer of Satellite Images System Corporation, a medical information processing company, from February 1992 to August 1996, and from August 1996 to May 1998 served on the Board of Directors of the successor company known as Satellite Images System, L.L.C. Mr. Fresh served as Chairman of the Board of EFI Electronics, a publicly held power conditioning company; and Fresh Technology Company, a PC-based software company, from January 1991 to March 1994.

     Kenneth W. Miller has served as a director of Cerprobe since 1979. Mr. Miller served as Treasurer of the Company from June 1994 to June 1996 and as Secretary of the Company from October 1991 to June 1996. Since January 1992, Mr. Miller has served as a business consultant to various companies involved in the microelectronic industry. From April 1991 until October 1991, Mr. Miller served as Marketing Director of Scrantom Engineering, Inc., a manufacturer of hybrid circuits and ceramic circuit boards. From September 1988 until April 1991, Mr. Miller served as Marketing Director of Advanced Packaging Systems, a manufacturer of high-density ceramic and polymer thin film interconnect products. From 1981 to September 1988, Mr. Miller served as President of Interamics, a manufacturer of ceramic packages for ICs and hybrid substrates.

     Donald F. Walter has served as a director of Cerprobe since May 1991. Since 1982, Mr. Walter has been a financial consultant and is the principal of Walter & Keenan Financial Consulting Co., a financial consulting firm. Since January 1982, Mr. Walter has served as a director of National Standard Co., a publicly held manufacturer of specialty wire products. Since October 1988, Mr. Walter has served as a director of Metro BanCorp, a publicly held bank.

     Directors hold office until their successors have been elected and qualified. All officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified, or until resignation or removal. There currently is no classification of the Board of Directors. There are no family relationships among any of the directors or officers of Cerprobe.

     The employment agreement between Cerprobe and Mr. Close provides that the Company will cause Mr. Close to be nominated to the Board of Directors so long as Mr. Close is employed by the Company. The stockholders of the Company, however, have no obligation to vote for Mr. Close and may withhold or distribute votes in their discretion. The Company knows of no other arrangements or understandings between any director or executive officer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of 10 meetings during the fiscal year ended December 31, 1999. No director attended fewer than 75% of the aggregate of

     - the total number of meetings of the Board of Directors, and

     - the total number of meetings held by all committees of the Board on which such director was a member.

     The Board of Directors had appointed the following standing committees: an Audit Committee and a Compensation Committee.

     Audit Committee. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 1999, the Audit Committee consisted of Messrs. Mangano, Fresh, and Walter, all of whom are non-employee directors of the Company.

     The Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee also serves as the Senior Committee for purposes of the 1995 Stock Option Plan and administers the 1995 Stock Option Plan. The Compensation Committee held one formal meeting during the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 1999, the Compensation Committee consisted of Messers. Mangano, Miller, and Walter, non-employee directors of the Company.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     Each outside director of Cerprobe receives $5,000 each quarter and a fee of $1,000 for each meeting of the Board of Directors attended. Outside directors also are eligible to receive stock options pursuant to the Company's stock option plans and are reimbursed for expenses incurred in attending meetings. Directors do not receive additional compensation for committee participation or special assignments. During 1999, each Director received automatic options to acquire 3,000 shares of Common Stock pursuant to the 1995 plan.

                                 PROPOSAL NO. 2

                        APPROVAL OF AN AMENDMENT TO THE
                        COMPANY'S 1995 STOCK OPTION PLAN

     Cerprobe's stockholders are being asked to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares of Common Stock reserved for issuance under the 1995 Plan from 1,400,000 shares to 2,000,000 shares. Approval of the proposed amendment requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy. The 1995 Plan is more fully described at "Executive Compensation -- 1995 Stock Option Plan" below.

     The Board of Directors believes that the proposed amendment to the 1995 Plan is necessary to achieve the purposes of the 1995 Plan and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendments to the 1995 Plan will aid the Company in attracting and retaining directors, officers, and key employees and motivating such persons to exert their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendments will further strengthen the identity of interest of the directors, officers, and key employees with that of the stockholders.

     The increase in the number of shares of Common Stock reserved for issuance under the 1995 Plan recognizes the growth of the Company's operations and the increase in the number of shares of Common Stock issued upon the exercise of options and in connection with the Company's public offering of Common Stock in 1997. An increase in the number of shares issuable pursuant to the 1995 Plan will enable the Company to grant additional options and other awards to current participants, which will enable such participants to maintain their proportionate interest in the Company and to attract such additional personnel as may be necessary in view of the Company's expanding operations.

     In the event that the amendment to the 1995 Plan is not approved by the stockholders, the 1995 Plan will remain in effect as previously adopted. Any options outstanding under the 1995 Plan prior to the amendment to the 1995 Plan shall remain valid and unchanged.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for the fiscal years ended December 31, 1999, 1998, and 1997 earned by the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for the last fiscal year (the "Named Officers").

                                          Annual Compensation                     Long Term Compensation
                               ------------------------------------------   -----------------------------------
                                                                                    Awards            Payouts
                                                                OTHER       ----------------------   ----------
                                                                ANNUAL      RESTRICTED                             ALL OTHER
          NAME AND                                             COMPEN-         STOCK      OPTIONS       LTIP        COMPEN-
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   SATION($)(1)   AWARD(S)($)   /SARS(#)   PAYOUTS($)    SATION($)
     ------------------        ----   ---------   --------   ------------   -----------   --------   ----------   ------------
C. ZANE CLOSE................  1999    280,000         --        --             --             --       --            1,000(3)
  President and Chief          1998    270,000         --        --             --        140,000(2)    --            1,500(4)
  Executive Officer            1997    209,276    185,716        --             --         60,000       --               --
MICHAEL K. BONHAM............  1999    160,000         --        --             --             --       --
  Sr. Vice President, Sales    1998    150,000         --        --             --         65,000(2)    --            1,000(3)
  and Marketing                1997    134,950    112,896(5)     --             --         15,000       --            1,500(4)
RANDAL L. BUNESS.............  1999    160,000         --        --             --             --       --            1,000(3)
  Senior Vice President,       1998    148,000         --        --             --         90,000(2)    --            1,500(4)
  Chief Financial Officer,     1997    119,981     75,000        --             --             --       --               --
  Secretary and Treasurer
KEVIN M. KURTZ...............  1999    150,000         --        --             --             --       --            8,200(3)
  Vice President,              1998    150,000         --        --             --             --       --            8,700(4)
  Operations                   1997    133,000     20,000        --             --         20,000       --            1,800(6)
HENRY P. SCUTOSKI............  1999    125,000         --        --             --          5,000       --            1,000(3)
  Vice President,              1998    115,000         --        --             --             --       --            1,500(4)
  Quality and Process          1997    105,000     11,626        --             --             --       --               --
  Management

---------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Officers.

(2) Reflects the effect of the reissuance in August 1998 of options to acquire 60,000, 25,000, and 40,000 shares granted to Messrs. Close, Bonham, and Buness, respectively, originally granted in January 1998 and cancelled.

(3) Represents matching contributions to the Company's 401(k) plan of $1,000 to Messrs. Close, Bonham, Buness, Kurtz, and Scutoski. In addition, includes $7,200 as an auto allowance to Mr. Kurtz.

(4) Represents matching contributions to the Company's 401(K) plan of $1,500 to Messrs. Close, Bonham, Buness, Kurtz, and Scutoski. In addition, includes $7,200 as an auto allowance to Mr. Kurtz.

(5) Includes $13,349 of bonus earned by Mr. Bonham in 1996 for which payment was deferred to 1997.

(6) Represents an auto allowance of $1,800 to Mr. Kurtz.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options granted to the Company's Named Officers during the fiscal year ended December 31, 1999.

                                                  INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                   -----------------------------------------------      VALUE AT ASSUMED
                                   NUMBER OF    % OF TOTAL                            ANNUAL RATES OF STOCK
                                   SECURITIES    OPTIONS                             PRICE APPRECIATION FOR
                                   UNDERLYING    GRANTED     EXERCISE                   OPTION TERM($)(1)
                                    OPTIONS       FISCAL      PRICE     EXPIRATION   -----------------------
              NAME                 GRANTED(#)      YEAR       ($/SH)       DATE         5%           10%
              ----                 ----------   ----------   --------   ----------   ---------    ----------
Henry P. Scutoski................    5,000(2)      1.2%       15.125     2/16/09      $47,560      $120,527

---------------
(1) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the common stock on the date of grant. The amounts represent only certain assumed rates of appreciation.

(2) One-fifth of the options vest and become exercisable on the date of grant, February 16, 1999; and one-fifth on each of February 16, 2000; February 16, 2001; February 16, 2002; and February 16, 2003.

OPTION HOLDINGS AND YEAR END OPTIONS VALUES

     The following table contains certain information representing the options held by the Named Officers as of December 31, 1999.

                                             NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                                               OPTIONS AT FISCAL               MONEY OPTIONS AT FISCAL
                                                  YEAR-END(#)                      YEAR-END($)(1)
                                        -------------------------------    -------------------------------
NAME                                    EXERCISABLE    UNEXERCISABLE(2)    EXERCISABLE    UNEXERCISABLE(2)
----                                    -----------    ----------------    -----------    ----------------
C. Zane Close.........................     98,000          102,000          $     --          $     --
Michael K. Bonham.....................     36,500           43,500                --                --
Randal L. Buness......................     76,000           64,000                --                --
Kevin M. Kurtz........................     38,000           12,000                --                --
Henry P. Scutoski.....................      5,000            5,000                --                --

---------------
(1) Calculated based upon The Nasdaq National Market(R) closing price on December 31, 1999 of $7.375 per share, multiplied by the applicable number of shares in-the-money, less the aggregate exercise price for such shares.

(2) Not vested as of December 31, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company believes that it is important for its directors and officers to be significant stakeholders in the Company. With this in mind, in August 1999, the Board of Directors approved a director and executive officer loan program to provide financial assistance to directors and executive officers, by way of loans, to assist with the exercise price and tax consequences of stock option exercises (the "Loan Program"). Under the Loan Program, the Company provides loans up to the amount of the exercise price to be paid plus presumed Federal and State taxes on the exercise of a stock option. Each member of the Board, each of the Company's executive officers, and any other individual designated by the Board is eligible for a loan. The Loan Program provides for unsecured, recourse loans that bear interest at the applicable short-term Federal rate (for loans with terms less than three years), or the applicable mid-term Federal rate (for loans with terms of three years or greater). Generally, the term of the loans will be no longer than five years, although the Board may provide for a longer term on a case-by-case basis. Payments are due in installments of principal and interest throughout the term of the loans. If the employment/services of a Loan Program participant is terminated for "cause" or if the participant resigns without "good reason," any loans to that participant will be immediately due and payable. If the participant's employment/services is terminated without cause or if the participant resigns with good reason, then any loan remains payable pursuant to the original term of the loan. The terms cause and good reason are generally defined in the Company's standard executive employment agreements as modified for non-employee members of the Board.

     In 1999, the Loan Program provided loans totaling $841,465 in connection with the exercises of options to purchase 145,000 shares of Company stock and pay income tax liabilities associated with those exercises.

     The following table sets forth certain information regarding loans made by the Company to its directors and executive officers that were outstanding as of December 31, 1999 (collectively, the "Loans"). As of December 31, 1999, the aggregate indebtedness owed to the Company pursuant to the Loan Program was $889,206, including accrued interest thereon.

                                                                                        NUMBER OF SHARES
                                                                AMOUNT OUTSTANDING      PURCHASED THROUGH
                                                                AS OF DECEMBER 31,         EXERCISE OF
NAME AND PRINCIPAL POSITION              DATE DEBT INCURRED           1999(1)                OPTIONS
---------------------------              ------------------    ---------------------    -----------------
C. ZANE CLOSE..........................        8/5/99                $372,511                 60,000
  President, Chief Executive Officer,
  and Director
MICHAEL K. BONHAM......................        8/5/99                $310,965                 50,000
  Sr. Vice President of Sales and
  Marketing
KENNETH W. MILLER......................       8/16/99                $117,626                 20,000
  Director
DONALD F. WALTER.......................       8/24/99                $ 88,104                 15,000
  Director

---------------
(1) Includes accrued interest.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company has entered into Employment Agreements with C. Zane Close, Michael K. Bonham, and Randal L. Buness that provide a base salary of $280,000 for Mr. Close and $160,000 for each of Messrs. Bonham and Buness and entitles each to participate in incentive compensation programs, stock option plans, and other generally available benefit programs. The terms of the agreements are two years for Mr. Close and one year for Messrs. Bonham and Buness, and each provides for automatic successive one-year renewal terms to continue until one party provides the other with written notice of non-renewal.

     Under each of the agreements, if the executive's employment is terminated by the Company without cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements), the executive will be entitled to severance benefits. Under the agreements, severance benefits are defined as the greater of:

     - the sum of (a) the executive's base salary for the unexpired term of the agreement, and (b) the average of incentive compensation paid to the executive for the two years prior to the date of termination multiplied by a fraction, the numerator of which is the number of months remaining from the date of termination to the end of the term of the agreement and the denominator of which is 12, or

     - the sum of (x) the executive's base salary in effect on the date of termination and (y) the average of incentive compensation paid to the executive for the two years prior to the date of termination.

     In addition, under the agreements each executive will continue to receive life, disability, accident and group health insurance benefits substantially similar to those which he was receiving immediately prior to his termination of employment until the earlier of the end of the period of 12 months following his termination of employment or the day on which he becomes eligible to receive any substantially similar continuing health care benefits under any plan or program of any other employer.

     Each of the agreements provides for the Company to indemnify the executive for certain liabilities arising from actions taken within the scope of employment. Each agreement contains restrictive covenants pursuant to which the executive has agreed not to compete with the Company or to solicit any clients or employees for a period of one year after the executive's employment ceases. These restrictions do not apply if the executive is terminated without cause or by the executive for good reason.

  Change of Control Agreements

     The Company also entered into Change of Control Agreements with Messrs. Close, Bonham, and Buness. These Change of Control agreements provide that, upon termination of their employment by the Company without cause (as defined in the agreements) within two years following a change of control (as defined in the agreements), or termination by executive for good reason (as defined in the agreements) within two years following a change of control, each is entitled to a lump sum payment equal to the sum of:

     - two times base salary on the date of termination of employment,

     - two times the average of incentive compensation for the two years prior to termination of employment, and

     - the amount of any lump-sum severance benefit paid under any employment agreement.

     Additionally, each will be entitled to continuation of life, disability and group health benefits for 24 months after termination of employment.

     Notwithstanding the above, the benefits under the Change of Control Agreements will be reduced to the extent that the payments would not be deductible by the Company (in whole or in part) under Section 280G of the Internal Revenue Code (which is generally equal to 299% of the executive's average annual total compensation during the preceding five years).

401(k) PLAN

     In 1993, the Company established the Cerprobe Corporation 401(k) Plan. Employees who have reached 18 years of age and who have completed 90 days of service for the Company are eligible to participate. Under the 401(k) Plan, participating employees, including employee directors and executive officers, may defer up to 15% of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. Any contribution by the Company is at its discretion and only for those participants who have completed one year of service with the Company.

THE 1995 STOCK OPTION PLAN

     The 1995 Plan, as amended, is divided into two programs: the Discretionary Grant Program and the Automatic Grant Program. The Discretionary Grant Program provides for the granting of options to acquire Common Stock ("Options"), the direct granting of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). Options and Awards under the 1995 Plan may be issued to executive officers, directors, employees, consultants, and other independent contractors who provide valuable services to Cerprobe and its subsidiaries (collectively, "Eligible Persons"). The Options issued may be incentive stock options or non-qualified stock options. The Company believes that the Discretionary Grant Program represents an important factor in attracting and retaining executive officers and other key employees and constitutes a significant part of its compensation program, providing them with an opportunity to acquire a proprietary interest in the Company and giving them an additional incentive to use their best efforts for the long-term success of the Company. The Automatic Option Program provides for the automatic grant of options to acquire shares of Common Stock ("Automatic Options"). Automatic Options are granted to non-employee members of the Board of Directors ("Eligible Directors"). The Company believes that the Automatic Option Program promotes the interests of the Company by providing such directors the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and an increased personal interest in the Company's continued success and progress.

  Shares Subject to the 1995 Plan

     Currently, a maximum of 1,400,000 shares of Common Stock may be issued under the 1995 Plan. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1995 Plan. If any change is made in the stock subject to the 1995 Plan or subject to any Option or SAR granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1995 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1995 Plan and the number of shares and exercise price per share of stock subject to outstanding Options or Awards. As of June 14, 2000, 104,600 shares of Common Stock had been issued upon exercise of Options granted pursuant to the 1995 Plan, and there were outstanding Options to acquire 1,248,800 shares of Common Stock under the 1995 Plan.

  Eligibility

     Options and Awards may be granted pursuant to the Discretionary Grant Program only to persons ("Eligible Persons") who at the time of grant are either:

     - key personnel (including officers and directors) of Cerprobe, or

     - consultants or independent contractors who provide valuable services to Cerprobe.

     Options that are incentive stock options may be granted only to key personnel of the Company who are also employees of the Company. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

  Exercise of Options

     The expiration date, maximum number of shares purchasable, and the other provisions of the Options are established at the time of grant, provided that no options may be granted for terms of more than 10 years. Options vest and thereby become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, a Plan Administrator has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the Discretionary Grant Program in the event of a "Change in Control." The definition of "Change in Control" includes the following events:

     - the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 40% or more of the Company's Common Stock pursuant to a tender offer which the Board of Directors recommends that Cerprobe's stockholders not accept, or

     - a change in the composition of the Board of Directors occurs such that those individuals who were elected to the Board of Directors at the last stockholders' meeting at which there was not a contested election for Board membership subsequently cease to comprise a majority of the Board of Directors by reason of a contested election.

     The Plan Administrator will determine the exercise prices of Options at the time of grant. However, the exercise price of any Option may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% if the Option is granted to a person who at the time the Option is granted owns 10% of the total combined voting power of all classes of stock of Cerprobe). Generally, Options can be exercised by delivery of cash, bank cashier's check, or shares of Common Stock.

  Termination of Employment or Services

     Options granted under the 1995 Plan are generally nontransferable other than by will or by the laws of descent and distribution upon the death of the optionholder and, during the lifetime of the optionholder, are exercisable only by such optionholder. If any optionholder ceases to be employed by Cerprobe for a reason other than death or permanent disability, such optionholder may, within 30 days after the termination of such employment, exercise some or all of the vested incentive stock options held by such employee. In the event of the death of the participant, incentive stock options may be exercised within 90 days thereafter. Termination of employment at any time for cause immediately terminates all Options held by the terminated employee.

     Non-qualified Options will remain exercisable for such period of time after termination as determined by the Plan Administrator at the time of grant of such Options. However, if the optionholder is discharged for cause, all Options held by such optionholder will terminate.

  Awards

     A Plan Administrator also may grant Awards to Eligible Persons under the 1995 Plan. Awards may be granted in the form of SARs, Stock Awards, or Cash Awards. Awards granted in the form of SARs entitle the recipient to receive a cash payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered. Awards granted in the form of Stock Awards entitle the recipient to receive shares of Common Stock directly. Awards granted in the form of cash entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the 1995 Plan without stockholder approval.

  Terms and Conditions of Automatic Options

     The 1995 Plan provides that each year at the meeting of the Board of Directors held immediately after the annual meeting of stockholders, each Eligible Director is granted an Automatic Option to acquire 3,000 shares of Common Stock ("Annual Automatic Option"), which vest at the time of such grant.

     The exercise price per share of Common Stock subject to each Automatic Option is equal to 100% of the fair market value per share on the date of the grant of the Automatic Option. Each Automatic Option expires on the tenth anniversary of the date on which an Automatic Option grant was made. Eligible Directors also may be eligible to receive Options or Awards under the Discretionary Grant Program or option grants or direct stock issuances under any other plans of Cerprobe. Cessation of service on the Board terminates any Automatic Options for shares that were not vested at the time of such cessation.

     The 1995 Plan provides that, in the event of a Change in Control, all unvested Automatic Options will automatically accelerate and immediately vest so that each outstanding Automatic Option will, immediately prior to the effective date of such Change in Control, become fully exercisable.

  Duration and Modification

     The 1995 Plan will remain in force until May 9, 2005. The Board of Directors of Cerprobe may at any time suspend, amend, or terminate the 1995 Plan, except that without approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting of stockholders of the Company, the Board of Directors may not:

     - increase, except in the case of certain organic changes to Cerprobe, the maximum number of shares of Common Stock subject to the 1995 Plan,

     - reduce the exercise price at which Options may be granted or the exercise price for which any outstanding Options may be exercised,

     - extend the term of the 1995 Plan,

     - change the class of persons eligible to receive Options or Awards under the 1995 Plan, or

     - materially increase the benefits accruing to participants under the 1995 Plan.

  Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises on non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and recommending for approval by the Board of Directors the Company's executive compensation policies and practices and all elements of compensation for the Company's executive officers. The Committee is comprised exclusively of independent, non-employee directors. During the fiscal year ended December 31, 1999, the Committee consisted of Ross J. Mangano, Kenneth W. Miller, and Donald F. Walter.

  Philosophy

     The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company, and that any long-term compensation should be closely aligned with the interests of the stockholders. The compensation package for each executive officer is comprised of three elements:

     - a base salary that is designed primarily to be competitive with salary levels in the Company's industry and that reflects individual performance;

     - an annual cash bonus that is tied to the Company's achievement of financial performance targets and, in some cases, non-financial objectives; and

     - long-term stock-based incentive awards that aid in the retention of the executive officer and align the officer's interests with those of the stockholders. As an executive officer's level of responsibility increases, it is the intent of the Company to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock appreciation rather than base salary.

  Base Salary

     For comparative compensation purposes for the 1999 fiscal year, the Committee engaged an independent compensation consultant to review and summarize the compensation practices of similar sized businesses in the high technology and electronics industries based upon published 1997-1998 data. The Committee also considered other available executive compensation surveys generally based upon 1997-1998 data and compensation recommendations provided by the Chief Executive Officer for all executive officers except himself. The base salary for each officer is determined on the basis of the above comparative industry salaries, the experience and personal performance of the officer, and internal comparability considerations. The weight given to each of these factors differs from officer to officer, as the Committee deems appropriate. For each executive officer, the Committee seeks to establish a base salary that is at or close to the median salary paid to similarly situated industry executives.

  Annual Cash Bonus

     Annual discretionary bonuses are designed to provide incentive compensation to executive officers that contribute substantially to the success of the Company. The bonuses are intended to maintain a strong link between the Company's financial performance and enhanced stockholder value by rewarding results that exceed industry averages. Financial performance targets and non-financial objectives are established for each fiscal year. Bonuses are earned on the basis of the Company's earnings compared to the prior fiscal year; the achievement of strategic objectives primarily related to international operations, integration of acquired companies, the establishment of strategic alliances and the personal performance level of the executive officer. The evaluation of these factors is subjective, with no particular weight being assigned to any one factor. For

1999, the Committee determined that the Company's performance did not warrant the payment of discretionary bonuses.

  Long-Term Incentive Compensation

     Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each executive officer with significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option generally becomes exercisable in annual installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the market price of the underlying shares appreciates over the option term. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based upon the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to executives in similar positions within the industry, the executive's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

  Benefits

     The Company provides various employee benefit programs to its executive officers, including medical, dental, vision, and life insurance benefits, an employee 401(k) retirement savings plan, an employee stock purchase plan, and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

  Chief Executive Officer Compensation

     The Committee considered the same factors outlined above for other executive officers in setting the fiscal year 1999 base salary and other compensation of C. Zane Close, the Company's President and Chief Executive Officer. In setting Mr. Close's compensation, the Committee sought to achieve two objectives:

     - establish a level of base salary competitive with that paid to other chief executive officers of similar sized companies within the industry, and

     - make a significant percentage of the total compensation package contingent upon Company performance and stock appreciation.

     The base salary established for Mr. Close is intended to provide him with a level of stability and certainty each year, and accordingly, it is not affected to any significant degree by Company performance factors. Mr. Close's base salary for fiscal year 1999 was $280,000 and was generally in the fiftieth
(50th) percentile of the base salary levels in effect for other chief executive officers of similar sized companies within the industry. No discretionary bonus was paid and no stock options were granted to Mr. Close during 1999.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held company's chief executive officer and four other most highly compensated executive officers. The compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1995 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Plan will qualify as performance-based compensation, which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          Members of the Compensation Committee

                                          Ross J. Mangano
                                          Kenneth W. Miller
                                          Donald F. Walter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, the Compensation Committee consisted of Messers. Mangano, Miller, and Walter, each of whom is a non-employee director of the Company. Mr. Miller served as Treasurer of Cerprobe from October 1991 to June 1996 and Secretary of Cerprobe from October 1991 to June 1996.

                           COMPANY PERFORMANCE GRAPH

     The following graph compares cumulative stockholder returns (change in stock price plus reinvestment of dividends) for the five years ended December 31, 1999 for:

     - The Company's Common Stock;

     - The H & Q Semiconductor Sector Index; and

     - The Nasdaq Stock Market(R) (US) Index. The graph assumes an investment of $100 on December 31, 1994. The performance shown is not necessarily indicative of future performance.
[COMPANY PERFORMANCE GRAPH]

                                                                               H & Q SEMICONDUCTOR         NASDAQ STOCK MARKET
                                                  CERPROBE CORPORATION            SECTOR INDEX                 (US) INDEX
                                                  --------------------         -------------------         -------------------
Dec-94                                                     100                         100                         100
Dec-95                                                     316                         140                         141
Dec-96                                                     261                         180                         174
Dec-97                                                     311                         190                         213
Dec-98                                                     244                         267                         300
Dec-99                                                     134                         666                         542

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms filed with the SEC.

     Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1999, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 2000 by:

     - each director and each nominee for director;

     - each Named Officer set forth in the Summary Compensation Table under the section entitled "Executive Compensation";

     - all directors and executive officers of the Company as a group; and

     - each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. The information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS                                                  AMOUNT AND NATURE         PERCENT OF
OF BENEFICIAL OWNER(1)                                        OF BENEFICIAL OWNERSHIP(2)     CLASS(3)
----------------------                                        --------------------------    ----------
Directors and Named Officers
  Ross J. Mangano...........................................            543,800(4)             5.74%
  C. Zane Close.............................................            180,100(5)             1.88%
  William A. Fresh..........................................            183,536(6)             1.94%
  Kenneth W. Miller.........................................            152,500(7)             1.61%
  Donald F. Walter..........................................             43,000(8)                *
  Michael K. Bonham.........................................            109,767(9)             1.16%
  Randal L. Buness..........................................            102,000(10)            1.07%
  Kevin M. Kurtz............................................             55,997(11)               *
  Henry P. Scutoski.........................................             17,820(12)               *
  All directors and executive officers as a group (nine
     persons)...............................................          1,388,520(13)           14.04%
Affiliate
  Nasser Barabi.............................................            525,000(14)            5.56%

---------------
  *  Less than 1%.

 (1) Each director and officer of the Company may be reached through the Company at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233-2237.

 (2) Unless otherwise indicated, and subject to community property laws where applicable, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.

 (3) The percentages shown include the shares of Common Stock actually owned as of June 30, 2000 and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of June 30, 2000 pursuant to the exercise of stock options. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of June 30, 2000, upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

 (4) Includes 20,000 shares in the name of Nat & Co voted pursuant to a power of attorney, 21,300 shares in the name of Oliver & Company voted pursuant to a power of attorney, 90,000 shares in the name of Millie M. Cunningham voted pursuant to a power of attorney, 350,200 shares held in the name of Troon & Co., Ross J. Mangano, et al., Trustees for which Mr. Mangano serves as a trustee, and 30,000 shares that Mr. Mangano has the right to acquire pursuant to the exercise of options.

 (5) Includes 120,000 shares that Mr. Close has the right to acquire pursuant to the exercise of options.

 (6) Includes 104,916 shares held by WAF Investment Company, a company 100% owned by Mr. Fresh and his wife, and 30,000 shares that Mr. Fresh has the right to acquire pursuant to the exercise of options.

 (7) Includes 45,000 shares held by U.S. Trust Company of California, N.A., as trustee for the Kenneth W. Miller Charitable Remainder Unitrust. Mr. Miller disclaims beneficial ownership with respect to these shares. Also includes 30,000 shares that Mr. Miller has the right to acquire pursuant to the exercise of options.

 (8) Includes 30,000 shares that Mr. Walter has the right to acquire pursuant to the exercise of options.

 (9) Includes 49,500 shares that Mr. Bonham has the right to acquire pursuant to the exercise of options.

(10) Includes 99,000 shares that Mr. Buness has the right to acquire pursuant to the exercise of options.

(11) Includes 54,000 shares that Mr. Kurtz has the right to acquire pursuant to the exercise of options.

(12) Includes 10,000 shares that Mr. Scutoski has the right to acquire pursuant to the exercise of options.

(13) Includes 452,500 shares that members of the group had the right to acquire as of June 30, 2000 or within 60 days of June 30, 2000, pursuant to the exercise of stock options.

(14) Mr. Barabi's address is 3387 Investment Boulevard Hayward, California,
     94545.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1999 was KPMG LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the rules of the Securities and Exchange Commission (the "Commission"), any proposal that a stockholder intends to have presented at the Company's 2001 Annual Meeting must be received by the Company no later than December 30, 2000 in order to be included in the proxy statement and form of proxy relating to such meeting. Any proposal that is submitted should be addressed to the attention of the Secretary of the Company and must be accompanied by the notice required by the rules of the Commission and must otherwise comply with such rules.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

Dated: July 5, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CERPROBE CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of CERPROBE CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 5, 2000, and hereby appoints C. Zane Close and Randal L. Buness, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of CERPROBE CORPORATION, to be held on August 17, 2000, at 10:00 a.m., local time, at the Mesa Hilton, Kiva C Room, 1011 W. Holmes Avenue, Mesa, Arizona 85210, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.  ELECTION OF DIRECTORS:
    (Mark only one)

    (a) [ ] FOR all nominees listed below (except as indicated)
    If you wish to withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below:
    Ross J. Mangano; C. Zane Close; Kenneth W. Miller; Donald F. Walter; William
    A. Fresh.

    (b) [ ] CUMULATIVE VOTING OPTION (indicate number of votes for each nominee)

   ------------------Ross J. Mangano
   ------------------Kenneth W. Miller
   ------------------William A. Fresh

   ------------------C. Zane Close
   ------------------Donald F. Walter

    (c) WITHHOLD AUTHORITY to vote for all nominees

2. PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN (THE "1995 PLAN") TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1995 PLAN.

     [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

    and upon such matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1995 PLAN; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                              Dated:

    ----------------------------------, 2000

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

    (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)